Exhibit 99.1
Microvast Reports 2025 Financial Results
•Full Year revenue increased 12.6% year over year to a record $427.5 million
•Full Year net loss of $29.2 million, compared to net loss of $195.5 million in 2024; Non-GAAP adjusted net profit of $13.0 million, compared to non-GAAP adjusted net loss of $84.6 million in 2024
STAFFORD, Texas, USA – Microvast Holdings, Inc. (NASDAQ: MVST) (“Microvast” or the “Company”), a global leader in advanced battery technologies, announced today its consolidated financial results for the fourth quarter and full fiscal year ended December 31, 2025 (“Q4 2025” and “FY 2025,” respectively).
“We achieved record revenue in 2025, capping off a year of significant progress. While our full-year revenue of $427.5 million landed below our guidance due to both evolving regulatory shifts in the Korean market and customer platform ramp up delays, our underlying fundamentals remain strong. We delivered 2025 revenue growth of 12.6%, demonstrating the high value our customers place on Microvast’s technology,” said Yang Wu, Microvast’s Founder, Chairman, and Chief Executive Officer. “The momentum in EMEA is encouraging as we continue into 2026, particularly as previous vehicle platform delays in the region begin to resolve. In APAC, we are focused on the long-term via our Huzhou Phase 3.2 expansion, which is expected to bring additional capacity online and we anticipate achieving serial production in 2026 after the ramp up period. Our core focus remains unchanged, scaling our global footprint and achieving profitability.”

Full Year 2025 Highlights
•Record yearly revenue of $427.5 million, an increase of 12.6% compared to $379.8 million in 2024

•Gross margin decreased to 28.6%, compared to 31.5% in 2024, this change was primarily attributable to a $32.5 million inventory impairment charge related to specialized ESS components, which negatively impacted our gross margin by 7.6 percentage points; Non-GAAP adjusted gross margin decreased to 28.6%, compared to 32.4% in 2024

•Operating expenses of $118.3 million, a decrease of 50.4% compared to $238.3 million in 2024; Non-GAAP adjusted operating expenses of $115.4 million, compared to $210.9 million in 2024

•Net loss of $29.2 million, compared to net loss of $195.5 million in 2024; Non-GAAP adjusted net profit of $13.0 million, compared to non-GAAP adjusted net loss of $84.6 million in 2024

•Net loss per share of $0.09 compared to net loss per share of $0.61 in 2024; Non-GAAP adjusted net profit per share of $0.04, compared to non-GAAP adjusted net loss per share of $0.27 in 2024

•Non-GAAP adjusted EBITDA of positive $44.7 million, compared to Non-GAAP adjusted EBITDA of negative $44.8 million in 2024

•Capital expenditures of $38.7 million, compared to $49.9 million in 2024, driven primarily by investments in manufacturing capacity expansion for our Huzhou Phase 3.2 line

•Cash, cash equivalents, restricted cash of $169.2 million as of December 31, 2025, compared to $109.6 million as of December 31, 2024
Fourth Quarter 2025 Highlights
•Revenue of $96.4 million, compared to $113.4 million in Q4 2024, a decrease of 15.0% as a result of regulatory shifts in South Korea and delays in customer platform ramp up in EMEA

•Gross margin decreased to 1.0%, compared to 36.6% in Q4 2024, this change was primarily attributable to inventory impairment charges, which negatively impacted our gross margin by 30.1 percentage points; Non-GAAP adjusted gross margin decreased to 1.0%, compared to 36.7% in Q4 2024

•Operating expenses of $42.8 million, compared to $43.2 million in Q4 2024; Non-GAAP adjusted operating expenses of $42.0 million, compared to $42.8 million in Q4 2024

•Net profit of $16.5 million, compared to net loss of $82.3 million in Q4 2024; Non-GAAP adjusted net loss of $34.5 million, compared to non-GAAP adjusted net loss of $0.6 million in Q4 2024

•Net profit per share of $0.05, compared to net loss per share of $0.26 in Q4 2024; Non-GAAP adjusted net loss per share of $0.11, compared to non-GAAP adjusted net loss per share of $0.01 in Q4 2024

•Non-GAAP adjusted EBITDA of negative $31.6 million, compared to Non-GAAP adjusted EBITDA of positive $8.6 million in Q4 2024

•Capital expenditures of $7.3 million, compared to $6.1 million in Q4 2024

Please refer to the tables at the end of this press release for reconciliations of gross profit to non-GAAP adjusted gross profit, operating expenses to non-GAAP adjusted operating expenses, net profit/(loss) to non-GAAP adjusted net profit/(loss), net profit/(loss) per share to non-GAAP adjusted net profit/(loss) per share, net profit/(loss) to non-GAAP adjusted EBITDA and gross margin to non-GAAP adjusted gross margin.
2026 Outlook & Forward-Looking Information

•While we are navigating evolving tariff structures and shifting regulatory and geopolitical events, we expect continued revenue growth in 2026

•We are targeting maintaining a strong gross margin position, striking a balance between maintained operational efficiencies, planned absorption of costs associated with the Huzhou Phase 3.2 ramp-up period, and commodity price fluctuation

•Our primary operational focus remains the achievement of serial production at our Huzhou Phase 3.2 expansion in 2026, which is expected to bring online additional capacity to meet customer demand of current and upcoming cell technologies

•Anticipate pack line operations in Clarksville by year end for U.S. commercial vehicle customers as we assess domestic opportunities and operations

•Continue to seek new customer pipelines that span across EMEA, North America, and APAC, with a focus on high-barrier-to-entry segments, such as heavy industrials and transit, in which we believe we have a competitive advantage

Webcast Information
Company management will host a conference call and webcast on March 16, 2026, at 4:00 p.m. Central Time, to discuss the Company's financial results. The live webcast and accompanying slide presentation will be accessible from the Events & Presentations section of Microvast’s investor relations website (https://ir.microvast.com/events-presentations/events). A replay will be available following the conclusion of the event.
About Microvast

Microvast is a global leader in providing battery technologies for electric vehicles and energy storage solutions. With a legacy of over 19 years, Microvast has consistently delivered cutting-edge battery systems that empower a cleaner and more sustainable future. The Company's innovative approach and dedication to excellence have positioned it as a trusted partner for customers around the world. Founded in 2006 in Stafford, Texas, Microvast holds more than 890 patents that enable solutions for today’s electrification needs.

For more information, please visit www.microvast.com or follow us on LinkedIn (@microvast).
Contact:
Investor Relations
ir@microvast.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future and management's current expectations, involve certain risks and uncertainties and are not guarantees. These forward-looking statements include, but are not limited to, statements about our future results of operations and financial position, our operational performance, our anticipated growth and business strategy, our future capital expenditures and debt service obligations, the projected costs, prospects and plans and objectives of management for future operations, including regarding expected growth and demand for our batteries and energy storage solutions and introduction of new batteries and energy storage solutions, the adoption of such offerings by customers, our expectations relating to backlog, pipeline and contracted backlog, current expectations relating to legal proceedings and anticipated impacts and benefits from the Inflation Reduction Act of 2022 as well as any other proposed or recently enacted legislation. In some cases, you may also identify forward-looking statements by words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “project,” “predict,” “outlook” “should,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Such forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. We do not assume any obligation to update any forward-looking statements.

Many factors could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including, among others: (1) our ability to remain a going concern; (2) risk that we may not be able to accurately project and manage our growth and effectively execute our growth strategies or achieve profitability; (3) risk that we may be unable to meet our future capital requirements and we may require additional capital to support our business growth, and this capital might not be available on acceptable terms, or at all; (4) potential difficulties in maintaining manufacturing capacity and establishing expected mass manufacturing capacity in the future; (5) risks relating to issues or delays, disruptions and quality control problems in our manufacturing operations; (6) risks relating to being unable to control our manufacturing costs; (7) risks that we may be unable to meet our projected construction timelines, costs and production ramps, or we may experience difficulties in generating and maintaining demand for products manufactured there and related services; (8) restrictions in our existing and any future credit facilities; (9) risks of operations in China; (10) the effects of mechanics liens filed by contractors that we do not have sufficient funds to pay; (11) the effects of existing and future litigation; (12) changes in general economic conditions, including increases in interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business; (13) changes in the highly competitive market in which we compete, including with respect to our competitive landscape, technology evolution or regulatory changes; (14) changes in availability and price of raw materials; (15) risks that our suppliers may fail to deliver components according to schedules, prices, quality and volumes that are acceptable to us, or we may be unable to manage these components effectively; (16) labor relations, including the ability to attract, hire and retain key employees and contract personnel; (17) heightened awareness of environmental issues and concern about global warming and climate change; (18) risk that we are unable to secure or protect our intellectual property; (19) risk that our customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (20) risks related to possible future reductions in pricing or order volume or loss of one or more of our significant customers; (21) risks relating to our status as a relatively low-volume purchaser as well as from supplier concentration and limited supplier capacity; (22) risk that our customers will adjust, cancel or suspend their orders for our products; (23) risks relating to our ability to attract new customers and retain existing customers; (24) risks related to our lengthy sales cycle for our products; (25) risk of product liability or regulatory lawsuits or proceedings relating to our products or services; (26) our ability to maintain and enhance our reputation and brand recognition; (27) risks relating to facing strong competition for our products and services from a growing list of established and new competitors; (28) the effectiveness of our information technology and operational technology systems and practices to detect and defend against evolving cyberattacks; (29) changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event; (30) the effects and associated cost of compliance with existing and future laws and governmental regulations, such as the Inflation Reduction Act; (31) risks relating to whether renewable energy technologies are suitable for widespread adoption or if sufficient demand for our offerings does not develop or takes longer to develop than we anticipate; (32) economic, financial and other impacts such as a pandemic, including global supply chain disruptions; (33) the impacts of geopolitical events, such as the ongoing conflicts in the Middle East, including hostilities with Iran, the war between Russia and Ukraine, and other current or future conflicts; (34) risks associated with maintaining and expanding our international operations, including unfavorable and uncertain regulatory, political, economic, tax, and labor conditions; and (35) risk that tariffs imposed on products of the PRC into the United States may lead to increased costs and impact our business. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission identify, address and discuss these and other factors in the sections entitled “Risk Factors.”

Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as forward-looking statements are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control.

All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof except as may be required under applicable securities laws. Forecasts and estimates regarding our industry and end markets are based on sources we believe to be reliable, however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

All references to the “Company,” “we,” “us” or “our” refer to Microvast Holdings, Inc. and its consolidated subsidiaries other than certain historical information which refers to the business of Microvast prior to the consummation of the Business Combination.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Microvast has disclosed in this earnings release non-GAAP financial measures, including non-GAAP adjusted gross profit, non-GAAP EBITDA, non-GAAP adjusted EBITDA, non-GAAP adjusted operating expenses, non-GAAP adjusted net profit/(loss), net profit/(loss) per share to non-GAAP adjusted net profit/(loss) per share, and non-GAAP adjusted gross margin which are non-GAAP financial measures as defined under the rules of the SEC. These are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

Reconciliations to the most comparable GAAP measures, gross profit, gross margin, operating expenses, net profit/(loss), and net profit/(loss) per share, are contained in tabular form in the unaudited financial statements below. Non-GAAP adjusted gross profit is GAAP gross profit as adjusted for non-cash share-based compensation expense included in cost of revenues. Non-GAAP adjusted net profit/(loss) is GAAP net profit/(loss) as adjusted for non-cash share-based compensation expense and change in valuation of warrant liability and convertible loan. Non-GAAP adjusted net profit/(loss) per common share is GAAP net profit/(loss) per common share as adjusted for non-cash share-based compensation expense and change in valuation of warrant liability and convertible loan per common share. Non-GAAP EBITDA is defined as net profit/(loss) excluding depreciation and amortization, interest expense, interest income, and income tax expense or benefit. Non-GAAP adjusted EBITDA is defined as net profit/(loss) excluding depreciation and amortization, non-cash settled share-based compensation expense, interest expense, interest income, changes in fair value of our warrant liability and convertible loan and income tax expense or benefit. Non-GAAP adjusted operating expenses is defined as operating expenses excluding non-cash share-based compensation expense. Non-GAAP adjusted gross margin is defined as GAAP gross margin as adjusted for non-cash share-based compensation expense included in cost of revenues.

We use non-GAAP adjusted gross profit, non-GAAP EBITDA, non-GAAP adjusted EBITDA, non-GAAP adjusted operating expenses, non-GAAP adjusted net profit/(loss), non-GAAP net profit/(loss) per share and non-GAAP adjusted gross margin for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We consider them to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that these non-GAAP financial measures, when taken together with their most directly comparable GAAP measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.

Non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for, financial information prepared in accordance with GAAP. For example, our calculation of non-GAAP adjusted EBITDA may differ from similarly titled non-GAAP measures, if any, reported by our peer companies, or our peer companies may use other measures to calculate their financial performance, and therefore our use of non-GAAP adjusted EBITDA may not be directly comparable to similarly titled measures of other companies. The principal limitation of non-GAAP adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expense and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result, such information may be presented differently in our future filings with the SEC. For example, with respect to the warrant liability resulting from the July 23, 2021 business combination with Tuscan Holdings Corp., we now exclude changes in fair value from net profit/(loss) in our non-GAAP adjusted EBITDA and non-GAAP adjusted net profit/(loss) calculation, which had not been done in prior periods.

MICROVAST HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	December 31
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$104,963	$73,007
Restricted cash	64,275	36,572
Short-term investments	—	—
Accounts receivable (net of allowance for credit losses of $4,693 and $5,090 as of December 31, 2025 and 2024, respectively)	155,763	120,626
Notes receivable	5,590	7,579
Inventories, net	89,411	143,327
Prepaid expenses and other current assets	17,221	27,019
Assets held for sale	11,500	19,896
Total Current Assets	448,723	428,026
Restricted cash	—	22
Property, plant and equipment, net	508,057	478,189
Land use rights, net	11,570	11,371
Acquired intangible assets, net	2,183	2,607
Operating lease right-of-use assets	17,336	17,628
Deferred tax assets	5,429	—
Other non-current assets	12,150	14,024
Total Assets	$1,005,448	$951,867

Liabilities
Current liabilities:
Accounts payable	$47,003	$64,940
Advance from customers	5,605	43,678
Accrued expenses and other current liabilities	123,315	98,456
Amounts due to related parties	2	5
Income tax payables	99	652
Convertible loan measured at fair value	140,929	—
Short-term bank borrowings	93,052	70,666
Notes payable	78,321	51,756
Warrant liability	15	—
Total Current Liabilities	488,341	330,153
Long-term bank borrowings	13,227	41,062
Long-term bonds payable	41,693	43,157
Warrant liability	—	290
Share-based compensation liability	98	98
Operating lease liabilities	14,476	14,596
Convertible loan measured at fair value	—	104,613
Other non-current liabilities	37,100	30,003
Total Liabilities	$594,935	$563,972

Total Equity	$410,513	$387,895
Total Liabilities and Equity	$1,005,448	$951,867

MICROVAST HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Year Ended December 31,
	2025	2024
Revenues	$427,516	$379,801
Cost of revenues	(272,899)	(260,249)
Energy storage system impairment	(32,507)	—
Gross profit	122,110	119,552
Operating expenses:
General and administrative expenses	(57,821)	(81,486)
Research and development expenses	(34,109)	(41,065)
Selling and marketing expenses	(22,197)	(22,576)
Impairment loss of long-lived assets	(4,142)	(93,173)
Total operating expenses	(118,269)	(238,300)
Subsidy income	3,142	2,658
Income/(loss) from operations	6,983	(116,090)
Other income and expenses:
Interest income	957	742
Interest expense	(4,903)	(9,711)
Changes in fair value of warrant liability and convertible loan	(39,121)	(79,960)
Gain on debt restructuring	1,297	9,406
Other income net	244	156
Loss before provision for income tax	(34,543)	(195,457)
Benefit from income taxes	5,325	—
Net loss	$(29,218)	$(195,457)
Less: net loss attributable to noncontrolling interests	—	—
Net loss attributable to common stockholders	(29,218)	(195,457)

Net loss per common share - basic and diluted	$(0.09)	$(0.61)

Weighted average shares outstanding - basic and diluted	324,689,242	318,462,843

MICROVAST HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended December 31,
	2025	2024
Revenues	$96,399	$113,387
Cost of revenues	(66,442)	(71,867)
Energy storage system impairment	(28,998)	—
Gross profit	959	41,520
Operating expenses:
General and administrative expenses	(23,708)	(22,340)
Research and development expenses	(10,385)	(8,774)
Selling and marketing expenses	(5,968)	(6,996)
Impairment loss of long-lived assets	(2,742)	(5,134)
Total operating expenses	(42,803)	(43,244)
Subsidy income	687	307
Loss from operations	(41,157)	(1,417)
Other income and expenses:
Interest income	346	191
Interest expense	(1,208)	(1,595)
Changes in fair value of warrant liability and convertible loan	51,881	(81,200)
Gain on debt restructuring	505	1,249
Other (expense)/ income, net	(112)	449
Loss before provision for income tax	10,255	(82,323)
Benefit from income taxes	6,284	—
Net income/(loss)	$16,539	$(82,323)
Less: Net loss attributable to noncontrolling interest	—	—
Net income/(loss) attributable to common shareholders	$16,539	$(82,323)
Net income/(loss) per common share
Basic	$0.05	$(0.26)
Diluted	0.05	(0.26)
Weighted average shares outstanding:
Basic	327,929,738	322,327,294
Diluted	337,428,861	322,327,294

MICROVAST HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(29,218)	$(195,457)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of property, plant and equipment	414	844
Gain on debt restructuring	(1,297)	(9,406)
Interest expense	—	2,248
Depreciation of property, plant and equipment	32,358	30,057
Amortization of land use rights and intangible assets	773	775
Noncash lease expenses	2,617	2,686
Share-based compensation	3,072	30,840
Changes in fair value of warrant liability and convertible loan	39,121	79,960
Allowance of credit losses	7,991	3,743
Write-down for obsolete inventories	33,722	3,286
Impairment loss of long-lived assets	4,142	93,173
Product warranty	17,173	12,826
Deferred income taxes	(5,429)	—
Changes in operating assets and liabilities:
Notes receivable	(27,343)	6,488
Accounts receivable	(27,259)	8,791
Inventories	27,089	(546)
Prepaid expenses and other current assets	8,900	3,289
Amounts due from/to related parties	(3)	5
Operating lease right-of-use assets	(475)	(1,780)
Other non-current assets	629	(973)
Notes payable	24,048	(9,911)
Accounts payable	(20,193)	(44,523)
Advance from customers	(38,347)	836
Accrued expenses and other liabilities	20,587	(16,486)
Operating lease liabilities	(1,786)	(1,607)
Other non-current liabilities	4,622	3,656
Net cash generated from operating activities	75,908	2,814

Cash flows from investing activities
Purchases of property, plant and equipment	(19,834)	(27,721)
Proceeds on disposal of property, plant and equipment	3,789	10,005
Purchase of short-term investments	—	—
Proceeds from maturity of short-term investments	—	5,564
Net cash used in investing activities	(16,045)	(12,152)

Cash flows from financing activities
Proceeds from bank borrowings	85,708	101,517
Repayment of bonds payable	(1,375)	—
Repayment of bank borrowings	(96,070)	(66,248)
Convertible loan	—	25,000
Payment for debt issuance costs	—	(525)
Proceeds from sale of common stocks	28,750	—
Payment for equity issuance costs	(809)	—
Deferred payment related to purchases of property, plant and equipment	(18,887)	(22,155)
Net cash (used in)/generated from financing activities	(2,683)	37,589
Effect of exchange rate changes	2,457	(6,839)
Increase in cash, cash equivalents and restricted cash	59,637	21,412
Cash, cash equivalents and restricted cash at beginning of the year	109,601	88,189
Cash, cash equivalents and restricted cash at end of the year	$169,238	$109,601

MICROVAST HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Year Ended December 31,
	2025	2024
Reconciliation to amounts on consolidated balance sheets
Cash and cash equivalents	$104,963	$73,007
Restricted cash	64,275	36,594
Total cash, cash equivalents and restricted cash	$169,238	$109,601

MICROVAST HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues	$96,399	$113,387	$427,516	$379,801
Cost of revenues	(66,442)	(71,867)	(272,899)	(260,249)
Energy storage system impairment	(28,998)	—	(32,507)	—
Gross profit (GAAP)	$959	$41,520	$122,110	$119,552
Gross margin	1.0%	36.6%	28.6%	31.5%

Non-cash settled share-based compensation (included in cost of revenues)	32	89	216	3,479
Adjusted gross profit (non-GAAP)	$991	$41,609	$122,326	$123,031
Adjusted gross margin (non-GAAP)	1.0%	36.7%	28.6%	32.4%

MICROVAST HOLDINGS, INC.
RECONCILIATION OF OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
General and administrative expenses	(23,708)	(22,340)	(57,821)	(81,486)
Research and development expenses	(10,385)	(8,774)	(34,109)	(41,065)
Selling and marketing expenses	(5,968)	(6,996)	(22,197)	(22,576)
Impairment loss of long-lived assets	(2,742)	(5,134)	(4,142)	(93,173)
Operating expenses (GAAP)	$(42,803)	$(43,244)	$(118,269)	$(238,300)

Non-cash settled share-based compensation (included in operating expenses)	763	462	2,856	27,370
Adjusted operating expenses (non-GAAP)	$(42,040)	$(42,782)	$(115,413)	$(210,930)

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET PROFIT/(LOSS) TO ADJUSTED NET PROFIT/(LOSS)
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net profit/(loss) (GAAP)	$16,539	$(82,323)	$(29,218)	$(195,457)
Changes in fair value of warrant liability and convertible loan*	(51,881)	81,200	39,121	79,960
Non-cash settled share-based compensation*	795	551	3,072	30,849
Adjusted net (loss)/profit (non-GAAP)	$(34,547)	$(572)	$12,975	$(84,648)

*The tax effect of the adjustments was nil.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net profit/(loss) per common share-Basic (GAAP)	$0.05	$(0.26)	$(0.09)	$(0.61)
Changes in fair value of warrant liability and convertible loan per common share	(0.16)	0.25	0.12	0.25
Non-cash settled share-based compensation per common share	—	—	0.01	0.09
Adjusted net (loss)/profit per common share-Basic (non-GAAP)	$(0.11)	$(0.01)	$0.04	$(0.27)

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET PROFIT/(LOSS) TO EBITDA AND ADJUSTED EBITDA
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net profit/(loss) (GAAP)	$16,539	$(82,323)	$(29,218)	$(195,457)
Interest expense, net	862	1,404	3,946	8,969
Benefit from income taxes	(6,284)	—	(5,325)	—
Depreciation and amortization	8,384	7,809	33,131	30,832
EBITDA (non-GAAP)	$19,501	$(73,110)	$2,534	$(155,656)
Changes in fair value of warrant liability and convertible loan	(51,881)	81,200	39,121	79,960
Non-cash settled share-based compensation	795	551	3,072	30,849
Adjusted EBITDA (non-GAAP)	$(31,585)	$8,641	$44,727	$(44,847)